Exhibit 10.19

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS STOCK OPTION AGREEMENT AND THE SECURITIES UNDERLYING THIS STOCK OPTION AGREEMENT MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER SAID ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR UNTIL THE COMPANY SHALL HAVE RECEIVED A LEGAL OPINION SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT SUCH SECURITIES MAY BE LEGALLY SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION AND COMPLIANCE.

MICROLIN BIO, INC.
STOCK OPTION AGREEMENT

MicroLin Bio, Inc., a Delaware corporation (the “Company”), hereby grants to Carlo Croce, M.D. (“Grantee”), in accordance with the terms of this Stock Option Agreement (this “Agreement”), an option (the “Option”) to purchase a number of shares of the Company’s common stock, par value $0.000001 per share (the “Option Shares”), at the exercise price per Option Share (“Exercise Price”) as follows:

Number of Option Shares:	50,000

Exercise Price:	$0.000001 per Option Share

Date of Grant:	August 7, 2013

Type of Option:	Nonqualified stock option

Right to Exercise:	During the period of time that Grantee remains in the continuous service of the Company as a member of the Company’s Scientific Advisory Board pursuant to that certain Scientific Advisory Board Agreement, dated as of August 7, 2013, between the Company and Grantee (as amended from time to time, the “SAB Agreement”), the Option shall vest and become exercisable to the extent of one-fourth (¼) of the Option Shares on the six-month anniversary of the Date of Grant and the balance of the Option Shares shall vest and become exercisable in equal monthly installments commencing on the first anniversary of the Date of Grant and continuing thereafter such that this Option shall be fully-vested and exercisable in full as to all Option Shares on the four-year anniversary of the Date of Grant, provided that the Option has not otherwise terminated or expired in accordance with the provisions of this Agreement.

1.          Forfeiture. To the extent that the Option has not yet vested, it shall be forfeited automatically without further action or notice upon termination of the SAB Agreement for any reason.

2.          Exercise. To the extent that the Option has become vested and exercisable in accordance with this Agreement, it may be exercised in whole or in part from time to time by written notice to the Company stating the number of whole Option Shares for which the Option is being exercised, the intended manner of payment (cash, certified or cashier’s check or other cash equivalent acceptable to the Company) and such other provisions as may be required by the Company.

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3.          Term. The Option will terminate on the earliest of (a) ninety (90) days after the termination of the SAB Agreement or (b) midnight on the day immediately preceding the tenth anniversary of the Date of Grant.

4.          Restrictions on Resale. Unless and until registered under the Securities Act of 1933, as amended (the “Securities Act”), any Option Shares purchased pursuant to the Option will be illiquid and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, any such Option Shares may be sold only in compliance with the registration requirements of the Securities Act or an exemption therefrom and may need to be held indefinitely. Unless and until the Option Shares have been registered under the Securities Act, each certificate evidencing any of the Option Shares shall bear a restrictive legend specified by the Company.

5.          Taxes and Withholding. Grantee shall pay to the Company, or make arrangements satisfactory to the Company for payment of, any federal, state, local or other taxes that the Company is required to withhold in connection with the delivery of Option Shares under this Agreement. The obligation of the Company to deliver Option Shares under this Agreement shall be conditioned on such payment or arrangements, and the Company shall, to the extent permitted by applicable law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

6.          Adjustments. The Exercise Price and the number and kind of shares of stock covered by this Agreement shall be subject to equitable adjustment in the event of any equity restructuring.

7.          Relationship to SAB Agreement. Grantee and the Company acknowledge and agree that (a) the Option granted hereby is granted in full satisfaction of the Company’s obligations pursuant to Sections 2(B) and 2(C) of the SAB Agreement; (b) this Agreement contains the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersedes all prior written and oral communications, representations and negotiations in respect thereto, including, without limitation, Sections 2(B) and 2(C) of the SAB Agreement; and (c) except as set forth herein, Grantee has no right to or interest in any equity securities, including options to acquire any equity securities, of the Company.

8.          Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer interpretation or enforcement of the Agreement to the substantive law of another jurisdiction.

9.          Counterparts. This Agreement may be executed in counterparts and the counterparts, together, shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including PDF) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and shall be valid and effective for all purposes.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement, as of the Date of Grant.

GRANTEE		MICROLIN BIO, INC.

Signature:	/s/ Carlo Croce	Signature:	/s/ Joseph Hernandez
Name:	Carlo Croce, M.D.	Name:	Joseph Hernandez
		Title:	Executive Chairman

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